Exhibit 99 to Form 8-K




Financial Contact:     James C. Jacobsen, (314) 576-3429, Fax: (314) 576-3439 OR
                       Roger D. Joseph, (314) 576-3437, Fax: (314) 576-3325
Media Contact:         Donna B. Weaver, (314) 576-3265, Fax: (314) 576-3434

FOR IMMEDIATE RELEASE


                  KELLWOOD (NYSE) REPORTS FIRST QUARTER RESULTS
              NET EARNINGS UP 10.5 PERCENT, SALES DOWN 2.6 PERCENT
                       REGULAR QUARTERLY DIVIDEND DECLARED


ST. LOUIS, MISSOURI, August 26, 1999 -- Kellwood Company reported sales and net earnings today for the first quarter ended July 31, 1999. Sales for the quarter were $470,575,000 down 2.6 percent from $483,283,000 a year ago. Net earnings for the quarter increased 10.5 percent to $9,557,000 or $0.34 per share, up from $8,652,000 or $0.32 per share last year, according to Hal J. Upbin, president and chief executive officer. Upbin pointed out, "These results were in line with expectations."

         The decrease in sales for the quarter was anticipated due to the retailers' desire to take in Fall merchandise closer to the selling season and carry less inventory to avoid having to take heavy end-of-season markdowns. Sales for the quarter were also impacted by a change in fashion direction away from heavier weight fabrics and structured garments to less expensive lighter weight and softer looks. This resulted in lower average selling prices and the timing of certain growth initiatives and new programs that are not expected to fully develop until the second half of the year.

                                     -More-

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In response to the planned reduction in sales, inventory at the end of the first quarter was down $72 million and represented 66 days supply versus 83 days last year. Total debt at the end of July was $392 million, down $34 million from July of last year, and cash increased by $43 million to $72 million as of July 31, 1999.

         Net earnings increased 10.5 percent due to cost savings attendant with the Company's Vision 2000 program and a shift in mix to higher margin business, which contributed to a full percentage point improvement in gross margin, lower interest expense, and lower amortization of intangibles. "We remain optimistic about the outlook for fiscal 2000," Upbin noted.

         The Board of Directors took action to change the Company's fiscal year-end from April 30 to January 31. "This move to a January 31 fiscal year will bring Kellwood more in line with the operating cycle of our business, as well as the fiscal year-end of our customers and other apparel companies", Upbin stated.

         The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable September 17, 1999 to shareholders of record September 7, 1999.

         Kellwood Company (NYSE) is an international marketer, merchandiser, and manufacturer of apparel and recreational camping products. For more about Kellwood, visit the Company's web site at www.kellwood.com.



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KELLWOOD COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (unaudited)
(Amounts in thousands)


                                                             July 31,
                                                             --------
ASSETS                                                    1999            1998
------                                                    ----            ----

CURRENT ASSETS:
     Cash and time deposits                           $   71,578      $   28,822
     Receivables, net                                    339,114         299,002
     Inventories                                         382,447         453,942
     Prepaid taxes and expenses                           39,395          37,263
                                                      ----------      ----------
          TOTAL CURRENT ASSETS                           832,534         819,029

PROPERTY, PLANT AND EQUIPMENT, NET                       105,048          85,744

INTANGIBLE ASSETS, NET                                    58,852         110,824

OTHER ASSETS                                              97,165          89,417
                                                      ----------      ----------

                                                      $1,093,599     $ 1,105,014
                                                      ----------      ----------


LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------

CURRENT LIABILITIES:
     Current portion of long-term debt                $   16,412      $   19,456
     Notes payable                                         2,124         158,954
     Accounts payable                                    118,014         118,271
     Accrued expenses                                     80,552          73,855
                                                      ----------      ----------

          TOTAL CURRENT LIABILITIES                      217,102         370,536

LONG-TERM DEBT                                           373,494         247,809

DEFERRED INCOME TAXES AND OTHER                           50,001          49,598

SHAREOWNERS' EQUITY                                      453,002         437,071
                                                      ----------      ----------

                                                      $1,093,599      $1,105,014
                                                      ==========      ==========









                                     -more-


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KELLWOOD COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF EARNINGS (unaudited)
(Amounts in thousands except per share data)

                                                         Three Months Ended
                                                              July 31,
                                                         ------------------

                                                         1998            1997
                                                         ----            ----

NET SALES BY SEGMENT:
     Popular-to-Moderate                              $ 288,614       $ 295,668
     Better-to-Bridge                                    34,397          40,256
     Private Label Apparel                               59,005          60,442
     Smart Shirts                                        50,608          50,138
     Recreation Products                                 37,951          36,779
                                                      ---------       ---------

TOTAL NET SALES                                         470,575         483,283

COSTS AND EXPENSES:
     Cost of products sold                              369,859         384,821
     Selling, general and
          administrative expenses                        76,714          71,153
     Amortization of intangible assets                    1,659           3,832
     Interest expense                                     6,357           8,984
     Interest income and other, net                         (71)           (380)
                                                      ---------       ---------


EARNINGS BEFORE INCOME TAXES                             16,057          14,873

INCOME TAXES                                              6,500           6,221
                                                      ---------       ---------

NET EARNINGS                                          $   9,557       $   8,652
                                                      =========       =========

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
     Basic                                               27,722          26,218
                                                      =========       =========

     Diluted                                             28,081          27,038
                                                      =========       =========

EARNINGS PER SHARE:
     Basic                                            $    0.34       $    0.33
                                                      =========       =========

     Diluted                                          $    0.34       $    0.32
                                                      =========       =========

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